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For more information contact: Jen Blackwell +1.804.864-3787 Jen.blackwell@markel.com

FOR IMMEDIATE RELEASE

Markel Bermuda Limited appointed to Vesttoo Ltd. creditors committee and discloses matter regarding fraudulent letters of credit

Hamilton, Bermuda, August 31, 2023 — Markel Bermuda Limited (MBL) announces today that it has been appointed to the statutory committee of unsecured creditors in the chapter 11 bankruptcy in Delaware of Vesttoo Ltd. and its affiliates (Vesttoo).

MBL's involvement in the bankruptcy stems from two collateralized reinsurance transactions it entered into utilizing White Rock Insurance (SAC) Ltd.'s segregated account platform. MBL entered into a total of two collateralized reinsurance transactions with White Rock for the benefit of a segregated account owned by a Vesttoo affiliate.

In the transactions, MBL ceded collateral protection insurance risk to the segregated account, which in turn was required to provide reinsurance collateral to MBL. The letters of credit were provided as collateral backstops in the event claims were made and not paid on the underlying policies for these transactions. These letters of credit, one for $50 million and the other for $77.75 million, were later deemed to be fraudulent. Both letters of credit list an affiliate of Vesttoo as the applicant on behalf of White Rock, with MBL as the designated beneficiary.

On August 14 and 15, 2023, Vesttoo and various affiliates filed voluntary chapter 11 bankruptcy petitions in the U.S. Bankruptcy Court for the District of Delaware. MBL is exploring remedies against third parties (including Vesttoo in the context of its chapter 11 case) that may be available to MBL to mitigate or eliminate potential losses resulting from the fraudulently tendered letters of credit.

MBL is a class 4 Bermuda insurer, a subsidiary of Markel Group Inc. and part of Markel’s global specialty insurance operations.

Markel Group Inc. currently does not expect that losses arising from these fraudulently tendered letters of credit will have a material adverse impact on its results of operations, financial condition or liquidity.

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About Markel
We are Markel, a leading global specialty insurer with a truly people-first approach. As the insurance operations within the Markel Group Inc. (NYSE: MKL), we operate the Markel Specialty, Markel International, and Markel Global Reinsurance divisions, as well as State National, our portfolio protection and program services operations, and Nephila, our insurance-linked securities operations. Our broad array of capabilities and expertise allow us to create intelligent solutions for the most complex risk management needs. However, it is our people – and the deep, valued relationships they develop with colleagues, brokers, and clients – that differentiates us worldwide.

About Markel Group
Markel Group Inc. (NYSE: MKL) is a diverse family of companies that includes everything from insurance to bakery equipment, building supplies, houseplants, and more. The leadership teams of these businesses

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operate with a high degree of independence, while at the same time living the values that we call the Markel Style. Our specialty insurance business sits at the core of our company. Through decades of sound underwriting, the insurance team has provided the capital base from which we built a system of businesses and investments that collectively increase Markel Group’s durability and adaptability. It’s a system that provides diverse income streams, access to a wide range of investment opportunities, and the ability to make capital available where needed with great efficiency. Most importantly though, this system enables each of our businesses to advance our shared goal of helping our customers, associates, and shareholders win over the long term. Visit mklgroup.com to learn more.

Cautionary Statement
Certain of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Statements that are not historical facts, including statements about Markel Group’s beliefs, plans or expectations, are forward-looking statements. These statements are based on Markel Group’s current plans, estimates and expectations. There are risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements including the risk that MBL is unable to mitigate or eliminate any potential losses resulting from the fraudulently tendered letters of credit. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Additional factors that could cause actual results to differ from those expressed in or suggested by such statements are set forth in Markel Group’s Annual Report on Form 10-K for the year ended December 31, 2022, including under "Business Overview," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Safe Harbor and Cautionary Statement," and "Quantitative and Qualitative Disclosures About Market Risk," and in Markel Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, including under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Safe Harbor and Cautionary Statement," and "Quantitative and Qualitative Disclosures About Market Risk". Markel Group assumes no obligation to update this release (including any forward-looking statements) as a result of new information, developments, or otherwise. This release speaks only as of the date issued.